SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
AT&T Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1301883

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

208. S. Akard Street
Dallas, Texas	75202

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
☑
Securities Act registration statement file number to which this form relates:
333-143180
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

5.875% Global Notes due 2017
7.000% Global Notes due 2040	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     AT&T Inc., formerly known as SBC Communications Inc. (the “Company”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated May 23, 2007 under “Description of Debt Securities We May Offer” and in the Prospectus Supplement dated April 24, 2009, under “Description of the Notes,” filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2009 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-143180) previously filed with the Commission under the Act.
Item 2. Exhibits.
1. Indenture, dated as of November 1, 1994, between SBC Communications Inc. (formerly Southwestern Bell Corporation) and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4-a to the Company’s registration statement on Form S-3 (No. 33-56909)).
2. Form of 5.875% DTC Global Note due 2017 (incorporated by reference to Exhibit 4.1 to the Company’s filing on Form 8-K (No. 001-08610), filed on April 30, 2009).
3. Form of 5.875% International Global Note due 2017 (incorporated by reference to Exhibit 4.2 to the Company’s filing on Form 8-K (No. 001-08610), filed on April 30, 2009).
4. Form of 7.000% DTC Global Note due 2040 (incorporated by reference to Exhibit 4.3 to the Company’s filing on Form 8-K (No. 001-08610), filed on April 30, 2009).
5. Form of 7.000% International Global Note due 2040 (incorporated by reference to Exhibit 4.4 to the Company’s filing on Form 8-K (No. 001-08610), filed on April 30, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AT&T Inc.
Date: April 30, 2009	By:	/s/ John J. Stephens
John J. Stephens
Senior Vice President and Controller